     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1998.

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               THE BOEING COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    3721                                   91-0425694
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                          7755 EAST MARGINAL WAY SOUTH
                           SEATTLE, WASHINGTON 98108
                                 (206) 655-2121
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              THEODORE J. COLLINS
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               THE BOEING COMPANY
                          7755 EAST MARGINAL WAY SOUTH
                           SEATTLE, WASHINGTON 98108
                                 (206) 655-2121
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                                   ANDREW BOR
                                 ALAN C. SMITH
                                PERKINS COIE LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888
                            ------------------------
        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for he same offering. [ ]
---------------
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                             PROPOSED                PROPOSED
     TITLE OF EACH CLASS OF            AMOUNT TO         MAXIMUM OFFERING        MAXIMUM AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED     BE REGISTERED(1)   PRICE PER DEBENTURE(2)     OFFERING PRICE(2)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
6 5/8% Debentures due
  February 15, 2038..............    $300,000,000              100%                $300,000,000               $88,500
=============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

(2) Equals the aggregate principal amount of the securities being registered.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 13, 1998
PROSPECTUS

                               THE BOEING COMPANY
                             OFFER TO EXCHANGE ITS
                    6 5/8% DEBENTURES DUE FEBRUARY 15, 2038
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                    6 5/8% DEBENTURES DUE FEBRUARY 15, 2038
            WHICH WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT FROM
                 REGISTRATION UNDER THE SECURITIES ACT OF 1933

                            ------------------------

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON                  , 1998, UNLESS EXTENDED.

     The Boeing Company, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, this "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $300,000,000 aggregate principal amount of its 6 5/8% Debentures due February 15, 2038 (the "Exchange Debentures") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like aggregate principal amount of its outstanding 6 5/8% Debentures due February 15, 2038 (the "Original Debentures"), of which $300,000,000 aggregate principal amount are issued and outstanding. The Original Debentures and the Exchange Debentures are sometimes collectively referred to herein as the "Debentures." See "The Exchange Offer" and "Description of Exchange Debentures."

     The terms of the Exchange Debentures are identical in all material respects to the terms of the Original Debentures, except that the Exchange Debentures (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Debentures and
(ii) will not provide for any increase in the interest rate thereon. See "Description of Exchange Debentures." The Exchange Debentures are being offered for exchange in order to satisfy certain obligations of the Company under the Registration Rights Agreement dated as of February 19, 1998 (the "Registration Rights Agreement") between the Company and the Initial Purchasers (as defined herein).
                                               (continued on the following page)

     This Prospectus and the Letter of Transmittal are first being mailed to all
holders of the Original Debentures on                , 1998.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is                , 1998

     The Exchange Debentures will be unsecured indebtedness of the Company, will rank pari passu in right of payment with all other unsubordinated and unsecured indebtedness of the Company and will mature on February 15, 2038. Interest on the Exchange Debentures will accrue from February 24, 1998 and will be payable in cash on each February 15 and August 15, commencing August 15, 1998. The Exchange Debentures will be redeemable in whole or in part, at the option of the Company at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Exchange Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined herein) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined herein) plus 15 basis points, together in either case with accrued interest to the date of redemption. See "Description of Exchange Debentures -- Optional Redemption."

     In the event that the Exchange Offer is consummated, any Original Debentures that remain outstanding after consummation of the Exchange Offer and the Exchange Debentures issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture dated as of August 15, 1991 between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), as amended and supplemented from time to time (the "Indenture"), relating to the Debentures.

     The Company sold the Original Debentures in an offering exempt from the registration requirements of the Securities Act, which was consummated on February 24, 1998.

     Each broker-dealer that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Debentures received in exchange for Original Debentures acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period ending on the close of business on the 180th day following the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a broker-dealer which acquired Original Debentures for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and which intends to use this Prospectus in connection with the resale of Exchange Debentures received in exchange for Original Debentures pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent (as defined herein) at the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer which acquired Original Debentures directly from the Company or which is an "affiliate" of the Company will not be permitted or entitled to tender such Original Debentures in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Debentures."

     In such regard, each Participating Broker-Dealer which surrenders Original Debentures pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company of the occurrence of (i) any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or (ii) certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company has given notice that the use of this Prospectus may be resumed, as the case may be. If the Company gives such notice to suspend the use of this Prospectus, it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Debentures by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Debentures or to and including the date on which the Company has given notice that the use of this Prospectus may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Debentures. The Exchange Debentures will be a new issue of securities for which there currently is no market. Although Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchasers of the Original Debentures (the "Initial Purchasers"), have informed the Company that they currently intend to make a market in the Exchange Debentures, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Debentures. The Company currently does not intend to apply for listing of the Exchange Debentures on any securities exchange or for quotation through the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System.

     Any Original Debentures not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to the same rights and will be subject to the same limitations applicable thereto under the Indenture (except for those rights that terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Debentures will continue to be subject to all the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Debentures held by them. To the extent that Original Debentures are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Debentures could be adversely affected.

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL DEBENTURES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL DEBENTURES PURSUANT TO THE EXCHANGE OFFER.

     Original Debentures may be tendered for exchange on or prior to 5:00 p.m.,
New York City time, on                , 1998 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Debentures may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Original Debentures being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. Original Debentures may be tendered in whole or in part in integral multiples of $1,000 in aggregate principal amount. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Holders of the Original Debentures whose Original Debentures are accepted for exchange will not receive interest on such Original Debentures and will be deemed to have waived the right to receive any interest on such Original Debentures accumulated from and after February 24, 1998. Accordingly, holders of Exchange Debentures as of the record date for the payment of interest on August 15, 1998 will be entitled to receive interest accumulated from and after February 24, 1998. See "The Exchange
Offer -- Interest Payments on Exchange Debentures."

     The Company will not receive any cash proceeds from the issuance of the Exchange Debentures offered hereby. No dealer-manager is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

     When used in this Prospectus, the words "estimate," "project," "intend" and "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Such risks and uncertainties include, among others, those risks, uncertainties and risk factors identified under the heading "Forward-Looking Information Is Subject to Risk and Uncertainty" accompanying "Management's Discussion and Analysis of Results of Operations, Financial Condition and Business Environment" that is in the Company's 1997 Annual Report to shareholders and that is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements, and other information regarding registrants (including the Company) that file electronically with the Commission (http://www.sec.gov). The Company's common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information relating to the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10006.

     Prior to the merger on August 1, 1997 (the "Merger") of West Acquisition Corp., a wholly owned subsidiary of the Company, into McDonnell Douglas Corporation ("McDonnell Douglas"), pursuant to which McDonnell Douglas became a wholly owned subsidiary of the Company, McDonnell Douglas was subject to the informational requirements of the Exchange Act, and the common stock of McDonnell Douglas was listed on the New York Stock Exchange and the Pacific Stock Exchange. Information regarding McDonnell Douglas, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is available as indicated in the preceding paragraph. In addition, such information can be inspected at the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94014.

     The Company has filed with the Commission a Registration Statement on Form S-4, of which this Prospectus forms a part (the "Registration Statement"), to register the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document do not purport to be complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items omitted from this Prospectus but contained in the Registration Statement may be inspected and copied as described above.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM DATA SHIPPING DEPARTMENT, THE BOEING COMPANY, P.O. BOX 3707, MAIL STOP 3T-33, SEATTLE, WASHINGTON 98124-2207. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY                  , 1998.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated into this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-442);

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 1-442); and

     3. The Company's Current Reports on Form 8-K filed with the Commission on January 28, February 2 and April 10, 1998 (File No. 1-442).

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from their respective dates of filing. Any statement made in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that another statement made in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Unless otherwise indicated, all references in this Prospectus to documents "incorporated by reference" are to documents incorporated by reference into this Prospectus. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all the provisions of such contract or other document. The Company will provide without charge to any person to whom this Prospectus is delivered, on such person's request, a copy of any or all of the documents incorporated by reference (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to Data Shipping Department, The Boeing Company, P.O. Box 3707, Mail Stop 3T-33, Seattle, Washington 98124-2207, telephone (206) 393-4964.

                               PROSPECTUS SUMMARY

     The following information is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus or incorporated by reference herein.

                               THE BOEING COMPANY

     The Boeing Company, together with its subsidiaries (herein referred to as the "Company"), is one of the world's major aerospace firms. The Company operates in two principal industries: commercial aircraft, and information, space and defense systems. Commercial aircraft operations -- conducted through Boeing Commercial Airplane Group -- involve development, production and marketing of commercial aircraft and providing related support services principally to the commercial airline industry worldwide. The Company is a leading producer of commercial aircraft and offers a family of commercial jetliners designed to meet a broad spectrum of passenger and cargo requirements of domestic and foreign airlines. This family of commercial jet aircraft currently includes the 737, MD-80, MD-90 and 757 standard-body models and the 767, MD-11, 777 and 747 wide-body models. Information, space and defense systems operations -- conducted through Boeing Information, Space, and Defense Systems Group -- involve research, development, production, modification and support of the following products and related systems: military aircraft, including fighter, transport and attack aircraft; helicopters; space and missile systems; satellite launching vehicles; rocket engines; and specialized information services.

     During 1997, approximately 59% of the Company's operating revenues were attributable to the commercial aircraft segment, and approximately 40% of such operating revenues were attributable to the information, space and defense segment. An additional 1% of operating revenues were attributable to other activities, including financial services. As of December 31, 1997, the Company had shareholders' equity of approximately $13 billion and assets of approximately $38 billion. As of January 1, 1998, the Company employed approximately 239,000 employees.

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. For further information regarding the Company, holders of Original Debentures may refer to such reports, proxy statements and other information, which are available as described in "Available Information" and "Incorporation of Certain Documents by Reference."

     The mailing address and telephone number of the principal executive offices of the Company are 7755 East Marginal Way South, Seattle, Washington 98108 and
(206) 655-2121. The Company was originally incorporated in Washington in 1916 and was reincorporated in Delaware in 1934.

                               THE EXCHANGE OFFER

The Exchange Offer...........  The Company hereby offers up to $300,000,000 aggregate principal amount of Exchange Debentures in exchange for a like aggregate principal amount of Original Debentures. Original Debentures may be tendered for exchange in whole or in part in integral multiples of $1,000 in aggregate principal amount. The Company is making the Exchange Offer in order to satisfy its obligations under the Registration Rights Agreement relating to the Original Debentures. For a description of the procedures for tendering Original Debentures, see "The Exchange
                               Offer -- Procedures for Tendering Original
                               Debentures."

Expiration Date..............  5:00 p.m., New York City time, on             ,
                               1998, unless the Exchange Offer is extended by the Company (in which case the Expiration Date will be the latest date and time to which the

                               Exchange Offer is extended). See "The Exchange Offer -- Terms of the Exchange Offer."

Conditions to the Exchange
Offer........................  The Exchange Offer is subject to certain conditions, which may be waived by the Company in its sole discretion. The Exchange Offer is not conditioned upon any minimum principal amount of Original Debentures being tendered. See "The Exchange Offer -- Conditions to the Exchange Offer."

Offer........................  The Company reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, to (i) delay the acceptance of the Original Debentures for exchange, (ii) terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) extend the Expiration Date of the Exchange Offer and retain all Original Debentures tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Debentures to withdraw their tendered Original Debentures, or (iv) waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange
                               Offer -- Terms of the Exchange Offer."

Withdrawal Rights............  Tenders of Original Debentures may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering
Original Debentures..........  Brokers, dealers, commercial banks, trust companies and other nominees who hold Original Debentures through The Depository Trust Company (the "Depository" or "DTC") may effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer Program ("ATOP"). Holders of such Original Debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Debentures. In order for Original Debentures to be tendered by a means other than by book-entry transfer, a Letter of Transmittal must be completed and signed in accordance with the instructions contained therein. The Letter of Transmittal and any other documents required by the Letter of Transmittal must be delivered to The Chase Manhattan Bank (the "Exchange Agent") by mail, facsimile, hand delivery or overnight courier and either such Original Debentures must be delivered to the Exchange Agent or specified procedures for guaranteed delivery must be complied with. See "The Exchange
                               Offer -- Procedures for Tendering Original
                               Debentures."

                               Letters of Transmittal and certificates
                               representing Original Debentures should not be sent to the Company. Such documents should be sent only to the Exchange Agent.

Resales of Exchange
Debentures...................  The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company believes that Exchange Debentures issued pursuant to the Exchange Offer in exchange for Original Debentures may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder which is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Debentures are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Debentures. However, any holder of Original Debentures who is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Debentures, or any broker-dealer which purchased the Original Debentures from the Company to resell pursuant to Rule 144A under the Securities Act ('Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Debentures in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Debentures unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Debentures acquired for its own account as a result of market-making or other trading activities and exchanges such Original Debentures for Exchange Debentures, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Debentures.

                               Each holder of Original Debentures who wishes to exchange Original Debentures for Exchange Debentures in the Exchange Offer will be required to represent that (i) it is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, (ii) any Exchange Debentures to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Debentures, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Debentures. Each broker-dealer that receives Exchange Debentures for its own account in exchange for Original Debentures, where such Original Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange

                               Debentures. See "Plan of Distribution." The
                               Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                               Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers which acquired Original Debentures for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Debentures received upon exchange of such Original Debentures (other than Original Debentures that represent an unsold allotment from the initial sale of the Original Debentures) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Debentures. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Debentures received in exchange for Original Debentures where such Original Debentures were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described in "The Exchange
                               Offer -- Resales of Exchange Debentures," the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Debentures for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Debentures have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer which purchased Original Debentures directly from the Company or which is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange
                               Offer -- Resales of Exchange Debentures."

Exchange Agent...............  The exchange agent with respect to the Exchange
                               Offer is The Chase Manhattan Bank. The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal. The Chase Manhattan Bank also serves as Trustee under the Indenture.

Use of Proceeds..............  The Company will not receive any cash proceeds from the issuance of the Exchange Debentures offered hereby. See "Use of Proceeds."

Certain Federal Income Tax
  Consequences...............  Holders of Original Debentures should review the information set forth in "Certain Federal Income Tax Consequences" prior to tendering Original Debentures in the Exchange Offer.

                            THE EXCHANGE DEBENTURES

Securities Offered...........  Up to $300,000,000 aggregate principal amount of the Company's Exchange Debentures that have been registered under the Securities Act are being offered in exchange for a like aggregate principal amount of Original Debentures. The Exchange Debentures will be issued and the Original Debentures were issued under the Indenture. The Exchange Debentures and any Original Debentures that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture. See "Description of Exchange
                               Debentures -- Modification and Waiver." The terms of the Exchange Debentures are identical in all material respects to the terms of the Original Debentures, except that the Exchange Debentures have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Debentures and will not provide for any increase in the interest rate thereon. See "The Exchange Offer -- Purpose of the Exchange Offer" and "Description of Exchange Debentures."

Maturity Date................  February 15, 2038.

Interest.....................  Interest on the Exchange Debentures is payable semiannually on each February 15 and August 15, commencing August 15, 1998.

Ranking......................  The Exchange Debentures will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

Redemption...................  The Exchange Debentures will be redeemable in whole or in part, at the option of the Company at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Exchange Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis at the Treasury Rate plus 15 basis points, together in either case with accrued interest to the date of redemption. See "Description of Exchange Debentures -- Optional Redemption."

Ratings......................  The Exchange Debentures are rated AA3 by Moody's
                               Investors Service, Inc. and AA+ by Standard & Poor's Rating Services.

Book-Entry; Delivery and
Form.........................  It is expected that delivery of the Exchange
                               Debentures will be made in book-entry or certificated form. The Company expects that Exchange Debentures exchanged for Original Debentures currently represented by Global Exchange Debentures (as herein defined) deposited with, or on behalf of the Depository and registered in the name of Cede & Co., its nominee, will be represented by Global Exchange Debentures and deposited upon issuance with the Depository and registered in its name or the name of its nominee. Beneficial interests in the Global Exchange Debentures will be shown on, and transfers thereof will be effected through, records maintained by the Depository and its participants.

Transfer Restrictions........  The Exchange Debentures will be issued, and may be transferred, only in minimum denominations of not less than $1,000 principal amount. See "The Exchange Offer -- Terms of the Exchange Offer." Any such transfer of Exchange Debentures in denominations of less than $1,000 principal amount shall be deemed void and of no legal effect whatsoever.

Absence of Market for the
  Debentures.................  The Exchange Debentures will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Debentures, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Debentures. The Company currently does not intend to apply for listing of the Exchange Debentures on any securities exchange or for quotation through the NASD Automated Quotation System. See "Plan of Distribution."

     For additional information regarding the Exchange Debentures, see "Description of Exchange Debentures" and "Certain Federal Income Tax Considerations."

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Debentures offered hereby and has agreed to pay the expenses of the Exchange Offer. In consideration for issuing the Exchange Debentures as contemplated in this Prospectus, the Company will receive, in exchange, Original Debentures representing a like aggregate principal amount at maturity. The form and terms of the Exchange Debentures are identical in all material respects to the form and terms of the Original Debentures, except as otherwise described in "The Exchange Offer -- Terms of the Exchange Offer." The Original Debentures surrendered in the exchange for Exchange Debentures will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Debentures will not result in any increase in the outstanding debt of the Company.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth information with respect to the Company's consolidated ratios of earnings to fixed charges for the periods indicated:

                                                                YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------
                                                        1997     1996     1995     1994     1993
                                                        ----     ----     ----     ----     ----
Ratio of Earnings to Fixed Charges....................   (1)     5.8x      (2)     5.0x     5.5x

---------------
(1) For the year ended December 31, 1997, earnings available for fixed charges totaling $312 million were insufficient to cover total fixed charges of $613 million.

(2) For the year ended December 31, 1995, earnings available for fixed charges totaling $69 million were insufficient to cover total fixed charges of $492 million.

     The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings consist of net earnings, plus federal taxes on income and fixed charges adjusted for the capitalized interest and amortization of previously capitalized interest, less earnings accounted for by the equity method and not distributed. Fixed charges consist of interest on borrowings, both expensed and capitalized, and that portion of rentals representative of an interest factor. As a result of the Merger, each of the Company's ratios of earnings to fixed charges reflects the combined operations of Boeing and McDonnell Douglas for the period indicated.

                            SELECTED FINANCIAL DATA

     The selected financial data presented below is derived from the financial statements of the Company and its consolidated subsidiaries. The financial statements of the Company and its subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, are incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and have been restated to include the combined results of operations and financial position of the Company and McDonnell Douglas, accounting for the Merger as a pooling of interests. Such restated financial statements, except those of McDonnell Douglas and its consolidated subsidiaries as of December 31, 1996 and for each of the two years then ended, have been audited by Deloitte & Touche LLP, as stated in their reports dated January 27, 1998 incorporated herein by reference. The consolidated financial statements of McDonnell Douglas and subsidiaries as of December 31, 1996 and for each of the two years then ended, consolidated with those of the Company, have been audited by Ernst & Young LLP, as stated in their reports incorporated by reference in this Prospectus and the Registration Statement. The information set forth below should be read in conjunction with such consolidated financial statements and the notes thereto. See "Incorporation of Certain Documents by Reference." The selected financial data as of December 31, 1995, 1994 and 1993 and for each of the two years in the period ended December 31, 1994 are derived from unaudited consolidated financial statements of the Company (including the combined results of the Company and McDonnell Douglas) which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial information.

                                                            YEAR ENDED DECEMBER 31,
                                            -------------------------------------------------------
                                             1997        1996        1995        1994        1993
                                            -------     -------     -------     -------     -------
                                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OPERATIONS

Sales and other operating revenues
  Commercial aircraft.....................  $26,929     $19,916     $17,511     $19,778     $25,120
  Information, space and defense
    systems...............................   18,125      14,934      14,849      14,676      14,090
  Customer and commercial financing,
    other.................................      746         603         600         515         501
                                            -------     -------     -------     -------     -------
         Total............................  $45,800     $35,453     $32,960     $34,969     $39,711
                                            -------     -------     -------     -------     -------
Net earnings (loss).......................  $  (178)(1) $ 1,818     $   (36)(2) $ 1,483     $ 1,640
  Basic earnings per share(3).............     (.18)       1.88        (.04)       1.50        1.66
  Diluted earnings per share(3)...........     (.18)       1.85        (.04)       1.48        1.64
Cash dividends paid.......................  $   557     $   480     $   434     $   395     $   395
  Per share...............................      .56         .55         .50         .50         .50

                                                                AT DECEMBER 31,
                                            -------------------------------------------------------
                                             1997        1996        1995        1994        1993
                                            -------     -------     -------     -------     -------
                                                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
FINANCIAL POSITION

Total assets..............................  $38,024     $37,880     $31,877     $32,259     $31,199
Working capital...........................    5,111       7,783       7,490       6,299       5,108
Net plant and equipment...................    8,391       8,266       7,927       8,399       8,838
Cash and short-term investments...........    5,149       6,352       4,527       3,064       3,194
Total debt................................    6,854       7,489       5,401       5,247       5,840
Shareholders' equity......................   12,953      13,502      12,527      13,173      11,966
  Per share...............................    13.31       13.96       12.80       13.37       12.12

---------------
(1) Includes an after-tax charge of $876 million relating to the commercial aircraft product lines of the former McDonnell Douglas. Such charge does not include any costs that might be associated with future decisions regarding facilities conversions or consolidations, which decisions will be based on long-term business objectives. The Company is continuing to assess potential opportunities for improved utilization and consolidation of facilities across all parts of the Company.

(2) Includes after-tax charges of $1.125 billion relating to the revaluation of the McDonnell Douglas MD-11 program inventory and an after-tax charge of $390 million relating to a special retirement program.

(3) Per share computation excludes outstanding shares held by the ShareValue Trust. The ShareValue Trust is a 14-year irrevocable trust that holds the Company's common stock, receives dividends and distributes to employees appreciation in value above a 3% per annum threshold rate of return.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Original Debentures, the Company entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company agreed to file and to use its best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Debentures for debentures with terms identical in all material respects to the terms of the Original Debentures. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Rights Agreement. The form and terms of the Exchange Debentures are the same as the form and terms of the Original Debentures except that the Exchange Debentures have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Debentures and will not provide for any increase in the interest rate thereon. In that regard, the Original Debentures provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 24, 1998, or if the Exchange Offer is not consummated by August 24, 1998, the interest rate borne by the Original Debentures will increase by 0.25% per annum until such registration statement is filed or the Exchange Offer is consummated, as the case may be. Upon consummation of the Exchange Offer, holders of Original Debentures will not be entitled to any increase in the interest rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Exchange Debentures."

     The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Original Debentures in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Each broker-dealer that receives Exchange Debentures for its own account in exchange for Original Debentures, where such Original Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. See "Plan of Distribution."

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Debentures are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Debentures are held of record by DTC who desires to deliver such Original Debentures by book-entry transfer at DTC.

TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $300,000,000 aggregate principal amount of Exchange Debentures for a like aggregate principal amount of Original Debentures properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate principal amount of up to $300,000,000 of Exchange Debentures in exchange for a like principal amount of outstanding Original Debentures tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Debentures in whole or in part in integral multiples of $1,000 in aggregate principal amount.

     The Exchange Offer is not conditioned upon any minimum principal amount of Original Debentures being tendered. As of the date of this Prospectus, $300,000,000 aggregate principal amount of the Original Debentures is outstanding.

     Holders of Original Debentures do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Debentures that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and will be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Exchange Debentures."

     If any tendered Original Debentures are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or any other reason, certificates for any such unaccepted Original Debentures will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Original Debentures in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Debentures in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE COMPANY NOR THE BOARD OF DIRECTORS OF THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL DEBENTURES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL DEBENTURES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL DEBENTURES MUST MAKE THEIR OWN DECISIONS BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, WHAT PORTION OF THE AGGREGATE AMOUNT OF THEIR ORIGINAL DEBENTURES TO TENDER.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
            , 1998, unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, to (i) delay the acceptance of the Original Debentures for exchange, (ii) terminate the Exchange Offer (whether or not any Original Debentures have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to in "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) extend the Expiration Date of the Exchange Offer and retain all Original Debentures tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Debentures to withdraw their tendered Original Debentures as described in "-- Withdrawal Rights," and (iv) waive any condition or otherwise amend the terms of the Exchange Offer in any respect.

     If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to the holders of the Original Debentures, and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE DEBENTURES

     Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange Exchange Debentures for Original Debentures validly tendered and not withdrawn (pursuant to the withdrawal rights described in "-- Withdrawal Rights") promptly after the Expiration Date.

     Subject to the conditions set forth in "-- Conditions to the Exchange Offer," delivery of Exchange Debentures in exchange for Original Debentures tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Original Debentures or a book-entry confirmation of a book-entry transfer of Original Debentures into the Exchange Agent's account at DTC, including an Agent's Message (as defined herein) if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Debentures might not be made to all tendering holders at the same time, and will depend on when certificates for Original Debentures, book-entry confirmations with respect to Original Debentures and other required documents are received by the Exchange Agent.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Debentures into the Exchange Agent's account at DTC. See "-- Procedures for Tendering Original Debentures -- Book-Entry Transfer." The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent, which message forms part of a book-entry confirmation stating that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

     Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby have exchanged, Original Debentures validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Original Debentures for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Original Debentures, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Debentures, Letters of Transmittal and related documents and transmitting to validly tendering holders any Exchange Debentures that are not to be held in global form by DTC or a nominee of DTC. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever acceptance for exchange or the exchange of any Original Debentures tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Original Debentures) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Original Debentures tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Debentures, which Original Debentures may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described in "-- Withdrawal Rights."

     Pursuant to an Agent's Message or a Letter of Transmittal, a holder of Original Debentures will represent, warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Debentures, that the Company will acquire good, marketable and unencumbered title to the tendered Original Debentures, free and clear of all liens, restrictions, charges and encumbrances, and the Original Debentures tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Original Debentures tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING ORIGINAL DEBENTURES

  VALID TENDER

     Except as set forth below, in order for Original Debentures to be validly tendered by book-entry transfer, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and in either case any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight courier at the Exchange Agent's address or facsimile number set forth in "-- Exchange Agent" on or prior to the Expiration Date and either (i) such Original Debentures must be tendered pursuant to the procedures for book-entry transfer set forth below or (ii) the guaranteed delivery procedures set forth below must be complied with.

     Except as set forth below, in order for Original Debentures to be validly tendered by a means other than book-entry transfer, a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal must be delivered to the Exchange Agent on or prior to the Expiration Date by mail, facsimile, hand delivery or overnight courier at the Exchange Agent's address or facsimile number set forth in "-- Exchange Agent" and either (i) such Original Debentures must be delivered to the Exchange Agent on or prior to the Expiration Date or (ii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all Original Debentures are tendered, a tendering holder should fill in the amount of Original Debentures being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Debentures delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS TO BE BY MAIL, THE USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  BOOK-ENTRY TRANSFER

     The Exchange Agent and DTC have confirmed that any participant (as defined herein) in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Original Debentures. The Exchange Agent will establish an account with respect to the Original Debentures at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Original Debentures by causing DTC to transfer such Original Debentures into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Original Debentures may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must in any case be delivered to and received by the Exchange Agent on or prior to the Expiration Date at its address or facsimile number set forth in "-- Exchange Agent," or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  SIGNATURE GUARANTEES

     Certificates for the Original Debentures need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Original Debentures is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the sections entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or

(ii) above, such certificates for Original Debentures must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  GUARANTEED DELIVERY

     If a holder desires to tender Original Debentures pursuant to the Exchange Offer and the certificates for such Original Debentures are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Debentures may nevertheless be tendered, provided that all the following guaranteed delivery procedures are complied with:

          (a) such tenders are made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

          (c) the certificates (or a book-entry confirmation) representing all tendered Original Debentures, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of Exchange Debentures in exchange for Original Debentures tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Debentures, or of a book-entry confirmation with respect to such Original Debentures, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Debentures might not be made to all tendering holders at the same time, and will depend upon when Original Debentures, book-entry confirmations with respect to Original Debentures and other required documents are received by the Exchange Agent.

     The Company's acceptance for exchange of Original Debentures tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

  DETERMINATION OF VALIDITY

     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Debentures will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders that it determines are not in proper form or that, in the opinion of counsel to the Company, cannot be accepted, or exchanged for, without violating the law. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Debentures of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Company of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Debentures will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, any affiliates or assigns of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Original Debentures that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE DEBENTURES

     The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company believes that Exchange Debentures issued pursuant to the Exchange Offer in exchange for Original Debentures may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder which is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Debentures are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Debentures. However, any holder of Original Debentures who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Debentures, or any broker-dealer which purchased Original Debentures from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters,
(ii) will not be permitted or entitled to tender such Original Debentures in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Debentures unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Debentures acquired for its own account as a result of market-making or other trading activities and exchanges such Original Debentures for Exchange Debentures, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Debentures.

     Each holder of Original Debentures who wishes to exchange Original Debentures for Exchange Debentures in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any Exchange Debentures to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Debentures, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Debentures. In addition, the Company may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Debentures to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Debentures for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Debentures. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers which acquired Original Debentures for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Debentures received upon exchange of such Original Debentures (other than Original Debentures that represent an unsold allotment from the initial sale of the Original Debentures) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Debentures. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Debentures received in exchange for Original Debentures where such Original Debentures were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Debentures for the earlier of: (i) a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) and (ii) when all such Exchange Debentures have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution."

     However, a Participating Broker-Dealer which intends to use this Prospectus in connection with the resale of Exchange Debentures received in exchange for Original Debentures pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at the address set forth in "-- Exchange Agent." Any Participating Broker-Dealer which is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In such regard, each Participating Broker-Dealer which surrenders Original Debentures pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company of the occurrence of (i) any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or (ii) certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company has given notice that the use of this Prospectus may be resumed, as the case may be. If the Company gives such notice to suspend the use of this Prospectus, it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Debentures by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Debentures or to and including the date on which the Company has given notice that the use of this Prospectus may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Original Debentures may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at the address or facsimile number set forth in "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Debentures to be withdrawn, the aggregate principal amount of Original Debentures to be withdrawn, and (if certificates for such Original Debentures have been tendered) the name of the registered holder of the Original Debentures as set forth on the Original Debentures, if different from that of the person who tendered such Original Debentures. If Original Debentures have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such Original Debentures, the tendering holder must submit the serial numbers shown on the particular Original Debentures to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Debentures tendered for the account of an Eligible Institution. If Original Debentures have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Original Debentures," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Debentures, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Original Debentures may not be rescinded. Original Debentures properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described in "-- Procedures for Tendering Original Debentures."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. None of the Company, any affiliates or assigns of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Debentures that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST PAYMENTS ON EXCHANGE DEBENTURES

     Holders of Original Debentures which are accepted for exchange will not receive interest payments on such Original Debentures and will be deemed to have waived the right to receive any interest payments on such Original Debentures accumulated from and after February 24, 1998. Accordingly, holders of Exchange Debentures as of the record date for the payment of interest on August 15, 1998 will be entitled to receive interest accumulated from and after February 24, 1998.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Original Debentures for any Exchange Debentures, and, as described below, may terminate the Exchange Offer (whether or not any Original Debentures have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exist or has not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Debentures issued pursuant to the Exchange Offer in exchange for Original Debentures to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Debentures are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Debentures;

          (b) any law, statute, rule or regulation shall have been adopted or enacted that, in the judgment of the Company, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

          (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Debentures have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver or amendment by means of a Prospectus supplement that will be distributed to the registered holders of the Original Debentures and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for a Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                            THE CHASE MANHATTAN BANK

          By Mail, Hand or Overnight Delivery:                           By Facsimile Transmission:
                The Chase Manhattan Bank                              (For Eligible Institutions Only)
                    55 Water Street                                            (212) 638-7375
                Room 234, North Building
                New York, New York 10041                                   Confirm by Telephone:
               Attention: Carlos Esteves                               Carlos Esteves (212) 638-0828

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

     The Chase Manhattan Bank also serves as Trustee under the Indenture.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Debentures, and in handling or tendering for their customers.

     Holders who tender their Original Debentures for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Debentures are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Debentures tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Debentures in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     The Company will not make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Original Debentures are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Original Debentures that are not exchanged for the Exchange Debentures pursuant to the Exchange Offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such Original Debentures may not be offered, sold, pledged or otherwise transferred except (i) to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all other applicable securities laws. The Company will not have any further obligation to holders of Original Debentures (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Debentures held by them. To the extent that Original Debentures are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Debentures could be adversely affected. The Company may in the future seek to acquire untendered Original Debentures in the open market or in privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Original Debentures that are not tendered in the Exchange Offer.

ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the remaining term of the Debentures.

                       DESCRIPTION OF EXCHANGE DEBENTURES

     The terms of the Exchange Debentures are identical in all material respects to the Original Debentures, except that the Exchange Debentures (i) have been registered under the Securities Act, are not subject to the same restrictions on transfer and are not entitled to any rights under the Registration Rights Agreement and (ii) will not provide for any increase in the interest rate thereon. The Original Debentures provide that, in the event that, among other things, (a) a registration statement relating to the Exchange Offer has not been filed by June 24, 1998, (b) the Exchange Offer is not consummated by August 24, 1998, or (c) in certain limited circumstances, a shelf registration statement with respect to the resale of the Original Debentures is not filed and declared effective by the respective times required by the Registration Rights Agreement, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Debentures for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective or the Exchange Offer is consummated, as the case may be. These rights will terminate upon consummation of the Exchange Offer, except in limited circumstances. The Exchange Debentures are not, and upon consummation of the Exchange Offer the Original Debentures will not be (except in certain limited circumstances), entitled to any such additional interest.

GENERAL

     The Exchange Debentures will be, and the Original Debentures were, issued under an Indenture, dated as of August 15, 1991, between the Company and The Chase Manhattan Bank, as Trustee, a copy of which is available upon request to the Company. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. The section references below are to provisions of the Indenture. Capitalized terms used but not otherwise defined in this section of the Prospectus are as defined in the Indenture, and certain capitalized terms defined herein are more fully defined in the Indenture.

     The Exchange Debentures will be limited to $300,000,000 aggregate principal amount and will mature on February 15, 2038. Each Exchange Debenture will bear interest at the rate of 6 5/8% per annum from February 24, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on February 15 and August 15 of each year, commencing August 15, 1998, to the person in whose name the Exchange Debenture (or any predecessor Exchange Debenture) is registered at the close of business on the February 1 or August 1, as the case may be, next preceding such Interest Payment Date. Interest on the Exchange Debentures will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

     Principal of (and premium, if any) and interest, if any, on the Exchange Debentures will be payable, and transfers of the Exchange Debentures will be registrable, at the office of the Trustee in the Borough of Manhattan, City of New York, provided that at the option of the Company payment of interest may be made by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears in the Security Register. (Sections 301, 305 and 1001)

     The Exchange Debentures will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer or exchange of Exchange Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

     The Indenture does not limit the amount of unsecured debentures, notes or other evidences of indebtedness that may be issued thereunder (such securities issued under the Indenture being herein referred to as "Debt Securities"). The Indenture provides that Debt Securities may be issued from time to time in one or more series. All Debt Securities, including the Exchange Debentures and any remaining Original Debentures, will be unsecured obligations of the Company.

OPTIONAL REDEMPTION

     The Exchange Debentures are redeemable in whole or in part, at the option of the Company at any time and from time to time, on not less than 30 or more than 60 days' notice mailed to holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the Exchange Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, together, in either case, with accrued interest on the principal amount being redeemed to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Exchange Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to each Exchange Debenture to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Exchange Debenture, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     On and after any redemption date, interest will cease to accrue on the Exchange Debentures or any portion thereof called for redemption. On or before any redemption date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Exchange Debentures to be redeemed on such date. If less than all the Exchange Debentures are to be redeemed, the Exchange Debentures to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

CERTAIN DEFINITIONS

     "Subsidiary" of the Company means a corporation more than 50% of the outstanding voting stock of which is owned by the Company and/or one or more Subsidiaries. "Principal Property" means any manufacturing plant located within the United States owned by the Company or a Subsidiary, excluding, however, (i) certain types of personal property and equipment, (ii) property financed through tax-exempt state or municipal securities, (iii) any real property held for development or sale, and (iv) any property, the gross book value of which (without deduction of depreciation reserves) is less than 15% of Consolidated Net Tangible Assets or which the Board of Directors of the Company determines is not material to the operation of the business of the Company and its Subsidiaries taken as a whole. "Consolidated Net Tangible Assets" means the aggregate amount at which assets of the Company and all Subsidiaries are reflected on the asset side of the consolidated balance sheet after deducting
(a) all related depreciation, amortization and other valuation reserves, (b) goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, (c) capital lease property rights, and (d) all current liabilities on the balance sheet. (Section 101)

LIMITATIONS ON LIENS

     The Indenture provides that if the Company or any Subsidiary shall issue, assume or guarantee any evidence of indebtedness for money borrowed ("Indebtedness") secured by a mortgage, security interest, pledge or lien ("Mortgage") on any Principal Property, or shares of stock or Indebtedness of any Subsidiary, the Company will secure or cause such Subsidiary to secure the Debt Securities equally and ratably with such secured Indebtedness, unless the aggregate amount of all such secured Indebtedness, together with all attributable debt (as defined in the Indenture) with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions that are excluded as described in "-- Limitations on Sale and Leaseback Transactions" below), would not at the time of such issuance, assumption or guarantee of secured Indebtedness exceed 15% of Consolidated Net Tangible Assets. (Section 1004)

     Such limitation will not apply to Indebtedness secured by (i) Mortgages on any property existing at the date of the Indenture or at the time of acquisition by the Company or a Subsidiary (including acquisition through merger or consolidation), (ii) Mortgages on property of any corporation existing at the time such corporation becomes a Subsidiary, (iii) Mortgages securing Indebtedness of a Subsidiary to the Company or to another Subsidiary, (iv) purchase money and construction Mortgages entered into within specified time limits, (v) mechanics' liens, tax liens, liens in favor of and to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, any other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of the Company or any Subsidiary that were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair use of any Principal Property or that are being contested in good faith, or (vi) any extension, renewal or replacement of any of the aforementioned Mortgages not in excess of the principal amount of such Indebtedness plus the fee incurred in connection with such transaction. (Section
1004)

LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that neither the Company nor any Subsidiary may enter into any sale and leaseback transaction involving any Principal Property unless the aggregate amount of all attributable debt (as defined in the Indenture) with respect to such transactions plus all Indebtedness secured by Mortgages on Principal Properties (with the exception of secured Indebtedness that is excluded as described in "-- Limitations on Liens" above) would not at the time of such sale and leaseback transaction exceed 15% of Consolidated Net Tangible Assets.

     Such limitation will not apply to any sale and leaseback transaction if (i) the lease is for a period of not more than three years, (ii) the purchaser's commitment is obtained within a specified period after the acquisition, construction or placing in service of the Principal Property, (iii) the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or any instrumentality or agency thereof, (iv) the transaction is between the Company and a Subsidiary or between Subsidiaries, (v) the Company or such Subsidiary would be entitled, as described in "-- Limitations on Liens" above, to mortgage such Principal Property without equally and ratably securing the Debt Securities, or (vi) the Company or such Subsidiary, within 180 days after the effective date of the transaction, applies to the retirement of Debt Securities or other Indebtedness of the Company or a Subsidiary an amount equal to (a) either (1) the lesser of the net proceeds of the sale or transfer or the book value at the date of such sale or transfer of the Principal Property leased, if the transaction is for cash, or (2) the fair market value of the Principal Property leased, if the transaction is for other than cash, minus (b) the amount equal to the principal amount of Debt Securities delivered to the Trustee within such 180 days for cancellation and the principal amount of Indebtedness voluntarily retired within such 180 days. (Section 1005)

DEFEASANCE

     Defeasance and Discharge. The Indenture and the terms of the Debentures provide that the Company will be discharged from any and all obligations in respect of the Debentures (except for certain obligations to register the transfer or exchange of Debentures, to replace stolen, lost or mutilated Debentures, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and each installment of interest on the Debentures on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Debentures. In the event of any such defeasance and discharge of the Debentures, holders of Debentures would be able to look only to such trust fund for payment of principal of (and premium, if any) and interest, if any, on their Debentures until maturity. Such defeasance and discharge may be treated as a taxable exchange of the Debentures for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case holders of the Debentures would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debentures. Such holders thereafter might be required to include in income a different amount than would be includable in the absence of defeasance and discharge. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance and discharge. (Sections 403 and
405)

     Defeasance of Certain Obligations. The Indenture and the terms of the Debentures provide that the Company may omit to comply with the restrictive covenants in Sections 1004 (Limitations on Liens) and 1005 (Limitations on Sale and Leaseback Transactions) of the Indenture, and any such omission shall not be an Event of Default with respect to the Debentures, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and each installment of interest on the Debentures on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Debentures. The obligations of the Company under the Indenture and the Debentures other than with respect to the covenants referred to above and the Events of Default other than the Event of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be an employee of or counsel for the Company) to the effect that the holders of the Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. (Sections 404 and 405)

     Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants of the Indenture with respect to the Debentures as described above and the Debentures are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iii) under "-- Events of Default" below with respect to Sections 1004 and 1005, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debentures at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debentures at the time of the acceleration resulting from such Event of Default. The Company shall, however, remain liable for such payments.

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to the
Debentures: (i) failure to pay principal of (or premium, if any, on) any Debenture when due; (ii) failure to pay any interest on any Debenture when due, continued for 30 days; (iii) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than the Debentures), continued for 90 days after written notice as provided in the Indenture; and
(iv) certain events in bankruptcy, insolvency or reorganization. (Section 501) If an Event of Default with respect to the Debentures occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately. At any time after a declaration of acceleration with respect to the Debentures has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the Outstanding Debentures may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Debentures, unless such holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for indemnification of the Trustee, the holders of a majority in principal amount of the Outstanding Debentures will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debentures, provided that the direction does not conflict with the law or the Indenture, does not unduly prejudice the rights of holders not taking part in the direction and does not involve the Trustee in personal liability. (Section 512)

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 704)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, (i) extend the stated maturity date of the principal of (or premium, if any, on), or any installment of principal of or interest on, any Debt Security, (ii) reduce the principal amount of (or the premium, if any), or interest on, any Debt Security, (iii) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (iv) in the case of any Debt Security denominated in U.S. dollars, change the place or currency of payment of principal (or premium, if any) or interest on such Debt Security, (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or (vi) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

     The holders of a majority in principal amount of the Outstanding Debentures may on behalf of the holders of all Debentures waive compliance by the Company with certain restrictive provisions of the Indenture (including the restrictive covenants in Sections 1004 and 1005). (Section 1006) The holders of a majority in principal amount of the Outstanding Debentures may on behalf of the holders of all Debentures waive any past default under the Indenture with respect to the Debentures, except a default in the payment of the principal of (or premium, if any) or interest on any Debenture or in respect of a provision that under the Indenture cannot be modified or amended without the consent of the holder of each Debenture affected. (Section 513)

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     The Company, without the consent of any holders of Outstanding Debentures, may consolidate or merge with or into, or transfer or lease substantially all its assets to, any corporation, provided that the Company is the surviving corporation, or the successor corporation is organized under the laws of any United States jurisdiction and assumes the Company's obligations on the Debentures and under the Indenture, and that after giving effect to the transaction no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. (Section 801)

     The covenants contained in the Indenture and the Debentures would not necessarily afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect such holders.

REGARDING THE TRUSTEE

     The Trustee maintains an office at 1 Chase Manhattan Plaza, New York, New York for the transfer, exchange, redemption and payment of principal of and interest on the Exchange Debentures and the Original Debentures. The Trustee is the indenture trustee for the Company's 8 3/4% Debentures Due 2021, 8 3/4% Debentures Due 2031, 8.10% Debentures Due 2006, 8 5/8% Debentures Due 2031, 7.95% Debentures Due 2024, 7 7/8% Notes Due 2043, 6.35% Notes Due 2003, 7 1/4%
Notes Due 2025, 6 7/8% Notes Due 2043 and 7.50% Notes Due 2042. The Trustee is also the indenture trustee for the following debt securities of Boeing North American, Inc., a wholly owned subsidiary of the Company: 8 7/8% Notes Due 1999, 8 3/8% Notes Due 2001, 6 3/4% Notes Due 2002, 7 7/8% Notes Due 2005 and 6 5/8%
Notes Due 2005.

BOOK-ENTRY; DELIVERY AND FORM

     The Exchange Debentures will be issued in fully registered form without interest coupons. The Exchange Debentures will be represented by a permanent global Exchange Debenture or Debentures in definitive, fully registered form without interest coupons (the "Global Exchange Debentures") and will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC. The Global Exchange

Debentures will be subject to certain restrictions on transfer set forth therein and will bear a legend regarding such restrictions.

     Upon the issuance of the Global Exchange Debentures in exchange for the Original Debentures pursuant to the Exchange Offer, DTC will credit, on its internal system, the respective principal amounts of the individual beneficial interests represented by such Global Exchange Debentures to the accounts of the persons who surrendered Original Debentures for exchange. Ownership of beneficial interests in the Global Exchange Debentures will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Exchange Debentures will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Investors may hold their interests in the Global Exchange Debentures directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Global Exchange Debentures, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Debentures represented by such Global Exchange Debentures for all purposes under the Indenture and the Exchange Debentures. No beneficial owner of an interest in the Global Exchange Debentures will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments of principal of, and interest on, the Global Exchange Debentures will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Debentures or for maintaining, supervising or reviewing any records relating to such beneficiary ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global Exchange Debentures, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Exchange Debentures as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Exchange Debentures held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Debentures (including the presentation of Exchange Debentures for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Exchange Debentures are credited and only in respect of such portion of the aggregate principal amount of Exchange Debentures as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Exchange Debentures, DTC will exchange the Global Exchange Debentures for certificated Exchange Debentures that it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organiza-tions. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Debentures among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

CERTIFICATED EXCHANGE DEBENTURES

     If DTC is at any time unwilling or unable to continue as a depository for the Global Exchange Debentures and a successor depository is not appointed by the Company within 90 days, the Company will issue certificated Exchange Debentures in exchange for the Global Exchange Debentures.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, which was prepared by Perkins Coie, special tax counsel to the Company, summarizes the material U.S. federal income tax consequences of the exchange of the Original Debentures for the Exchange Debentures pursuant to the Exchange Offer. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations after the date hereof could alter or modify the validity of this discussion and the conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect a holder of the Original Debentures or the Exchange Debentures.

     This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment or tax circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as certain financial institutions, insurance companies, dealers in securities or foreign currency, tax-exempt organizations, foreign corporations or nonresident alien individuals, or persons holding Original Debentures or Exchange Debentures that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the United States dollar. Moreover, the effect of any state, local or foreign tax laws is not discussed.

     THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH HOLDER OF AN ORIGINAL DEBENTURE THAT IS PARTICIPATING IN THE EXCHANGE OFFER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH HOLDER'S PARTICULAR TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THE EXCHANGE OF THE ORIGINAL DEBENTURES FOR THE EXCHANGE DEBENTURES PURSUANT TO THE EXCHANGE OFFER.

EXCHANGE OFFER

     The exchange of the Original Debentures by any holder for the Exchange Debentures pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the Exchange Debentures should not be considered to differ materially in kind or extent from the Original Debentures. Rather, the Exchange Debentures received by any holder should be treated as a continuation of the Original Debentures in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging the Original Debentures for the Exchange Debentures pursuant to the Exchange Offer, and the federal income tax consequences of holding and disposing of the Exchange Debentures should be the same as the federal income tax consequences of holding and disposing of the Original Debentures. Accordingly, a holder's adjusted tax basis in the Exchange Debentures will be the same as its adjusted tax basis in the Original Debentures exchanged therefor and its holding period for the Original Debentures will be included in its holding period for the Exchange Debentures. Thus, the determination of gain on a sale or other disposition of the Exchange Debentures will be the same as for the Original Debentures.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Debentures for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Debentures received in exchange for Original Debentures where such Original Debentures were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until             , 1998, all dealers effecting transactions in the
Exchange Debentures may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Debentures by broker-dealers. Exchange Debentures received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Debentures or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Debentures. Any broker-dealer that resells Exchange Debentures that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Debentures may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Debentures and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all fees and expenses incident to the Exchange Offer and will indemnify the holders of the Debentures (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Debentures will be passed upon for the Company by Theodore J. Collins, Esq., Senior Vice President and General Counsel of the Company, who will rely on Perkins Coie LLP, Seattle, Washington, as to certain matters. As of May 12, 1998, Mr. Collins held 35,944 shares, and options to acquire 178,870 shares, of common stock of the Company. Additionally, Mr. Collins has the right, under certain circumstances, to receive 12,058.59 shares of common stock of the Company pursuant to the Company's Incentive Compensation Plan for Officers and Employees and, under certain circumstances, to receive 28,573 shares of common stock pursuant to the Company's 1997 Incentive Stock Plan for Employees. Certain matters relating to U.S. federal income tax considerations will be passed upon for the Company by Perkins Coie LLP, Seattle, Washington.

                                    EXPERTS

     The financial statements and related schedule of the Company and its consolidated subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, except those of McDonnell Douglas and its consolidated subsidiaries as of December 31, 1996 and for each of the two years then ended, incorporated by reference in this Prospectus and the Registration Statement have been audited by Deloitte & Touche LLP as stated in their reports dated January 27, 1998 included and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. The consolidated financial statements of McDonnell Douglas and subsidiaries as of December 31, 1996 and for each of the two years then ended, consolidated with those of the Company, have been audited by Ernst & Young LLP, as stated in their reports incorporated by reference in this Prospectus and the Registration Statement. Such financial statements of the Company and its consolidated subsidiaries are incorporated by reference herein and in the Registration Statement in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Disclosure Regarding Forward-Looking
  Information.........................    4
Available Information.................    4
Incorporation of Certain Documents by
  Reference...........................    5
Prospectus Summary....................    6
Use of Proceeds.......................   12
Ratios of Earnings to Fixed Charges...   12
Selected Financial Data...............   13
The Exchange Offer....................   14
Description of Exchange Debentures....   23
Certain Federal Income Tax
  Consequences........................   30
Plan of Distribution..................   31
Legal Matters.........................   31
Experts...............................   32

                            ------------------------
             ======================================================
======================================================

                               The Boeing Company
                            ------------------------
                             OFFER TO EXCHANGE ITS

  6 5/8% Debentures due February 15, 2038 which have been registered under the Securities Act of 1933 for any and all of its outstanding 6 5/8% Debentures due
                      February 15, 2038 which were issued
                        and sold in a transaction exempt
                          from registration under the
                             Securities Act of 1933
                              --------------------

                                   PROSPECTUS
                              --------------------
                                           , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law reads as follows:

     INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.
(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article VII, Section 4 of the registrant's By-Laws provides as follows:

     Section 4. Indemnification of Directors and Officers.

     4.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or that, being or having been such a director or officer or an employee of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee, or agent or in any other capacity while serving as such a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that except as provided in Section 4.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 4.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 4.1 or otherwise; and provided, further, that an advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determination that such payment would violate law or public policy.

     4.2 Right of Indemnitee to Bring Suit. If a claim under Section 4.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 4 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

     4.3 Nonexclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 4 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Section 4, or of any of the procedures established by the Board of Directors pursuant to Section 4.7, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

     4.4 Insurance, Contracts, and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the

Delaware General Corporation Law. The Corporation may, without further stockholder approval, enter into contracts with any indemnitee in furtherance of the provisions of this Section 4 and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 4.

     4.5 Persons Serving Other Entities. Any person who is or was a director, officer, or employee of the Corporation and who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or
(ii) in an executive or management capacity in a partnership, joint venture, trust, or other enterprise of which the Corporation or a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and advancement of expenses under
Section 4.1.

     4.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this
Section 4 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

     4.7 Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 4, determination of the entitlement of any person thereto, and review of any such determination. Such procedures shall be set forth in an appendix to these By-Laws and shall be deemed for all purposes to be a part thereof.

     Officers and directors of the registrant are covered by insurance that (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any breach of duty, neglect, error, misstatement, misleading statement, act or omission by the directors or officers in their respective capacities as such.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS

         4.1    Indenture, dated as of August 15, 1991, between the
                Registrant and The Chase Manhattan Bank, as Trustee
                (incorporated by reference to Exhibit 4 to the registrant's
                Current Report on Form 8-K (File No. 1-442) dated August 27,
                1991)*
         4.2    Form of 6 5/8% Exchange Debentures due February 15, 2038
         4.3    Registration Rights Agreement dated as of February 19, 1998, between the registrant and Credit Suisse First Boston
                Corporation and Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
         5.1    Opinion and Consent of Theodore J. Collins, Esq., Senior
                Vice President and General Counsel to The Boeing Company, as
                to legality of the Exchange Debentures issued by The Boeing
                Company
         8.1    Opinion and Consent of Perkins Coie LLP, special tax
                counsel, as to certain federal income tax matters
        12.1    Computation of ratio of earnings to fixed charges
                (incorporated by reference to Exhibit 12 to the registrant's
                Annual Report on Form 10-K (file No. 1-442) for the year
                ended December 31, 1997)*
        23.1    Consent of Deloitte & Touche LLP
        23.2    Consent of Ernst & Young LLP
        23.3    Consent of Theodore J. Collins, Esq. (included in Exhibit
                5.1)

        23.4    Consent of Perkins Coie (included in Exhibit 8.1)
        24.1    Power of Attorney (contained on signature page)
        25.1    Form T-1 Statement of Eligibility of The Chase Manhattan
                Bank to act as trustee under the Indenture
        99.1    Form of Letter of Transmittal
        99.2    Form of Notice of Guaranteed Delivery
        99.3    Form of Exchange Agent Agreement

---------------
* Previously filed.

     (b) FINANCIAL STATEMENT SCHEDULES

     All schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 13th day of May, 1998.

                                          THE BOEING COMPANY

                                          By: /s/ PHILIP M. CONDIT

                                            ------------------------------------
                                            Philip M. Condit, Chairman of the
                                              Board and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Philip M. Condit and Boyd E. Givan, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 13th day of May, 1998.

                     SIGNATURE                                             TITLE
                     ---------                                             -----

               /s/ PHILIP M. CONDIT                  Chairman of the Board and Chief Executive Officer
---------------------------------------------------            (Principal Executive Officer)
                 Philip M. Condit

             /s/ HARRY C. STONECIPHER                  President, Chief Operating Officer, Director
---------------------------------------------------
               Harry C. Stonecipher

                 /s/ BOYD E. GIVAN                   Senior Vice President and Chief Financial Officer
---------------------------------------------------    (Principal Financial and Accounting Officer)
                   Boyd E. Givan

                                                                         Director
---------------------------------------------------
                   John H. Biggs

                /s/ JOHN E. BRYSON                                       Director
---------------------------------------------------
                  John E. Bryson

             /s/ KENNETH M. DUBERSTEIN                                   Director
---------------------------------------------------
               Kenneth M. Duberstein

                     SIGNATURE                                             TITLE
                     ---------                                             -----
                 /s/ JOHN B. FERY                                        Director
---------------------------------------------------
                   John B. Fery

                 /s/ PAUL E. GRAY                                        Director
---------------------------------------------------
                   Paul E. Gray

               /s/ JOHN F. MCDONNELL                                     Director
---------------------------------------------------
                 John F. McDonnell

                                                                         Director
---------------------------------------------------
                 William J. Perry

                                                                         Director
---------------------------------------------------
                Donald E. Peterson

                                                                         Director
---------------------------------------------------
                Charles M. Piggott

              /s/ ROZANNE L. RIDGWAY                                     Director
---------------------------------------------------
                Rozanne L. Ridgway

                                                                         Director
---------------------------------------------------
               George H. Weyerhauser

                                 EXHIBIT INDEX

EXHIBIT                            DESCRIPTION
-------                            -----------
  4.1      Indenture, dated as of August 15, 1991, between the
           Registrant and The Chase Manhattan Bank, as Trustee
           (incorporated by reference to Exhibit 4 to the registrant's
           Current Report on Form 8-K (File No. 1-442) dated August 27,
           1991)*
  4.2      Form of 6 5/8% Exchange Debentures due February 15, 2038
  4.3      Registration Rights Agreement dated as of February 19, 1998, between the registrant and Credit Suisse First Boston
           Corporation and Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
  5.1      Opinion and Consent of Theodore J. Collins, Esq., Senior
           Vice President and General Counsel to The Boeing Company, as
           to legality of the Exchange Debentures issued by The Boeing
           Company
  8.1      Opinion and Consent of Perkins Coie LLP, special tax
           counsel, as to certain federal income tax matters
 12.1      Computation of ratio of earnings to fixed charges
           (incorporated by reference to Exhibit 12 to the registrant's
           Annual Report on Form 10-K (File No. 1-442) for the year
           ended December 31, 1997)*
 23.1      Consent of Deloitte & Touche LLP
 23.2      Consent of Ernst & Young LLP
 23.3      Consent of Theodore J. Collins, Esq. (included in Exhibit
           5.1)
 23.4      Consent of Perkins Coie (included in Exhibit 8.1)
   24      Power of Attorney (contained on signature page)
 25.1      Form T-1 Statement of Eligibility of The Chase Manhattan
           Bank to act as trustee under the Indenture
 99.1      Form of Letter of Transmittal
 99.2      Form of Notice of Guaranteed Delivery
 99.3      Form of Exchange Agent Agreement

---------------
* Previously filed.